UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2775 Sanders Road, Northbrook, Illinois   60062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2017, the Board of Directors of the Registrant elected Margaret M. Keane as a director effective January 1, 2018, and correspondingly increased the size of the Board to 12 directors.  The Board has not yet determined Ms. Keane’s committee assignments.  Ms. Keane’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent proxy statement filed with the Securities and Exchange Commission on April 12, 2017, under the heading “Director Compensation,” except that Ms. Keane’s equity award will be granted under the Registrant’s 2017 Equity Compensation Plan for Non-Employee Directors approved by shareholders on May 25, 2017, and included in Appendix D of Registrant’s proxy statement.  Ms. Keane’s compensation will be prorated to reflect the commencement date of her Board service.  In addition, the Registrant expects to enter into an indemnification agreement with Ms. Keane in substantially the form filed as Exhibit 10.2 to its quarterly report on Form 10-Q for the quarter ended June 30, 2007.  A copy of the press release announcing Ms. Keane’s election is attached as Exhibit 99 to this report.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99	Registrant’s press release dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: December 20, 2017